UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 8, 2025

Westlake Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard,	Suite 600
Houston,	Texas	77056
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.07. Submission of Matters to a Vote of Security Holders.
Two matters were voted upon by the stockholders of Westlake Corporation (the “Company”) at its annual meeting of stockholders held on May 8, 2025 (the "2025 Annual Meeting")': (1) four members of the Board of Directors of the Company were elected and (2) the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified. The following tabulation sets forth the number of votes cast for, against or withheld and the number of abstentions and broker non-votes, as applicable.

Election of Directors	Votes For	Votes Withheld	Broker Non-Votes
Albert Y. Chao	111,494,118	11,193,979	1,915,637
David T. Chao	111,629,587	11,058,510	1,915,637
Michael J. Graff	112,408,559	10,279,538	1,915,637
Carolyn C. Sabat	111,749,514	10,938,583	1,915,637

	Votes For	Votes Against	Abstentions
Ratification of the appointment of PricewaterhouseCoopers LLP	123,021,815	1,531,949	49,970

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION
Date:	May 12, 2025	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington Executive Vice President, Legal and External Affairs